                                                                      EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY

                     UNDER THE TRUST INDENTURE ACT OF 1939

                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(B)(2) _____




                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)

A National Banking Association                         36-0899825
                                                      (I.R.S. employer
                                                   identification number)

One First National Plaza, Chicago, Illinois             60670-0126
(Address of principal executive offices)                (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                         Chicago, Illinois  60670-0286
             Attn:  Lynn A. Goldstein, Law Department (312)732-6919
           (Name, address and telephone number of agent for service)


                            ILLINOIS POWER COMPANY
              (Exact name of obligor as specified in its charter)

         Illinois                                        37-0344645
(State or other jurisdiction of                       (I.R.S. employer
incorporation of organization)                     identification number)

500 South 27th Street                                     62525
Decatur, Illinois                                       (Zip Code)
(Address of Principal
  Executive Offices)                   SUBORDINATED DEBENTURES
                                  (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (A)   NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING
                AUTHORITY TO WHICH IT IS SUBJECT.

                Comptroller of Currency, Washington, D. C.; Federal Deposit Insurance Corporation, Washington, D. C., The Board of Governors of the Federal Reserve System,
                Washington, D. C. .

          (B)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable

          9.  Not Applicable

* EXHIBITS 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

          Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 17th day of August, 1994.

                                    THE FIRST NATIONAL BANK OF CHICAGO



                                    BY: /s/ Steven M. Wagner
                                       -------------------------------
                                    STEVEN M. WAGNER
                                    VICE PRESIDENT AND SENIOR COUNSEL
                                    CORPORATE TRUST SERVICES DIVISION

                                   EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT




                                      August 17, 1994



Securities and Exchange Commission,
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Illinois Power Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

                                      Very truly yours,

                                      THE FIRST NATIONAL BANK OF CHICAGO



                                       BY: /s/ Steven M. Wagner
                                           -------------------------------
                                       Steven M. Wagner
                                       Vice President and Senior Counsel
                                       Corporate Trust Services Division

                                   EXHIBIT 7



          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Legal Title of Bank:   The First National             Call Date: 3/31/94
                          Bank of Chicago             ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza,
                          Suite 0460                                  Page RC-1
City, State  Zip:      Chicago, IL  60670

FDIC Certificate No.:  0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                        C400                 <-
                                                                        DOLLAR AMOUNTS IN            ------------      ------------
                                                                            THOUSANDS       RCFD     BIL MIL THOU
                                                                        -----------------   ----     ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RCA-A):
    a. Noninterest-bearing balances and currency and coin(1) . . . . .                       0081       3,199,527         1.a.
    b. Interest-bearing balances(2)  . . . . . . . . . . . . . . . . .                       0071       7,574,509         1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) . . .                       1754         125,951         2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D). .                       1773         318,814         2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold. . . . . . . . . . . . . . . . . . . . . . .                       0276       2,711,748         3.a.
    b. Securities purchased under agreements to resell . . . . . . . .                       0277         695,723         3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  RCFD 2122 13,613,912                               4.a.
    b. LESS: Allowance for loan and lease losses . . . . . . . . . . .  RCFD 3123    352,027                               4.b.
    c. LESS: Allocated transfer risk reserve . . . . . . . . . . . . .  RCFD 3128       0                                  4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c). . . . . . . . . . . . . .                       2125      13,261,885          4.d.
5.  Assets held in trading accounts  . . . . . . . . . . . . . . . . .                       3545       8,561,533          5.
6.  Premises and fixed assets (including capitalized leases) . . . . .                       2145         478,470          6.
7.  Other real estate owned (from Schedule RC-M) . . . . . . . . . . .                       2150          95,399          7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) . . . . . . . . . . . . . . . . . .                       2130           6,434          8.
9.  Customers' liability to this bank on acceptances outstanding . . .                       2155         452,815          9.
10. Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . .                       2143         140,023         10.
11. Other assets (from Schedule RC-F)  . . . . . . . . . . . . . . . .                       2160       1,048,744         11.
12. Total assets (sum of items 1 through 11) . . . . . . . . . . . . .                       2170      38,671,575         12.



(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:   The First National             Call Date: 3/31/94
                          Bank of Chicago             ST-BK:  17-1630 FFIEC 031
Address:               One First National Plaza,
                          Suite 0460                                  Page RC-2
City, State  Zip:      Chicago, IL  60670
FDIC Certificate No.:  0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                     DOLLAR AMOUNTS IN
                                                                         Thousands                         BIL MIL THOU
                                                                     ----------------                      ------------
LIABILITIES
13.      Deposits:
         a. In domestic offices (sum of totals of columns A and C
            from Schedule RC-E, part 1)  . . . . . . . . . . . . .                         RCON 2200       14,309,869    13.a.
            (1) Noninterest-bearing(1) . . . . . . . . . . . . . .  RCON 6631  5,980,761                                 13.a.(1)
            (2) Interest-bearing . . . . . . . . . . . . . . . . .  RCON 6636  8,329,108                                 13.a.(2)
         b. In foreign offices, Edge and Agreement subsidiaries,
            and IBFs (from Schedule RC-E, part II) . . . . . . . .                         RCFN 2200        9,813,189    13.b.
            (1) Noninterest bearing  . . . . . . . . . . . . . . .  RCFN 6631    374,630                                 13.b.(1)
            (2) Interest-bearing                                    RCFN 6636  9,438,559                                 13.b.(2)
14.      Federal funds purchased and securities sold under
         agreements to repurchase in domestic offices of the
         bank and of its Edge and Agreement subsidiaries, and
         in IBFs:
         a. Federal funds purchased  . . . . . . . . . . . . . . .                         RCFD 0278          580,252    14.a.
         b. Securities sold under agreements to repurchase . . . .                         RCFD 0279        1,543,995    14.b.
15.      a. Demand notes issued to the U.S. Treasury . . . . . . .                         RCON 2840          102,941    15.a.
         b. Trading Liabilities  . . . . . . . . . . . . . . . . .                         RCFD 3548        5,353,511    15.b.
16.      Other borrowed money:
         a. With original maturity of one year or less . . . . . .                         RCFD 2332        1,590,728    16.a.
         b. With original  maturity of more than one year  . . . .                         RCFD 2333          254,470    16.b.
17.      Mortgage indebtedness and obligations under capitalized
         leases  . . . . . . . . . . . . . . . . . . . . . . . . .                         RCFD 2910          267,000    17.
18.      Bank's liability on acceptance executed and outstanding                           RCFD 2920          452,815    18.
19.      Subordinated notes and debentures . . . . . . . . . . . .                         RCFD 3200        1,175,000    19.
20.      Other liabilities (from Schedule RC-G)  . . . . . . . . .                         RCFD 2930          549,976    20.
21.      Total liabilities (sum of items 13 through 20)  . . . . .                         RCFD 2948       35,993,746    21.
22.      Limited-Life preferred stock and related surplus  . . . .                         RCFD 3282                0    22.
EQUITY CAPITAL
23.      Perpetual preferred stock and related surplus . . . . . .                         RCFD 3838                0    23.
24.      Common stock  . . . . . . . . . . . . . . . . . . . . . .                         RCFD 3230          200,858    24.
25.      Surplus (exclude all surplus related to preferred
         stock)  . . . . . . . . . . . . . . . . . . . . . . . . .                         RCFD 3839        2,254,940    25.
26.      a. Undivided profits and capital reserves . . . . . . . .                         RCFD 3632          222,981    26.a.
         b. Net unrealized holding gains (losses) on
         available-for-sale securities . . . . . . . . . . . . . .                         RCFD 8434               (8)   26.b.
27.      Cumulative foreign currency translation adjustments . . .                         RCFD 3284             (942)   27.
28.      Total equity capital (sum of items 23 through 27) . . . .                         RCFD 3210        2,677,829    28.
29.      Total liabilities, limited-life preferred stock, and
         equity capital (sum of items 21, 22, and 28)  . . . . . .                         RCFD 3300       38,671,575    29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
    auditing work performed for the bank by independent external                                             Number

    auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       RCFD  6724      M.1.


1 =   Independent audit of the bank conducted in accordance          4 =     Directors' examination of the  bank performed by other
      with generally accepted auditing standards by a certified              external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank              authority)
2 =   Independent audit of the bank's parent holding company         5 =     Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing               auditors
      standards by a certified public accounting firm which          6 =     Compilation of the bank's financial statements by
      submits a report on the consolidated holding company                   external auditors
      (but not on the bank separately)                               7 =     Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in                8 =     No external audit work
      accordance with generally accepted auditing standards
      by a certified public accounting firm (may be required by
      state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.